EXHIBIT 3.1


               AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              BLUESTAR HEALTH, INC.

Pursuant to the provisions of the Colorado Revised Statutes (" Colorado Statutes"), the undersigned corporation adopts the following Amended and Restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede all previous Amended and Restated Articles of Incorporation and all amendments thereto.

FIRST:   The name of the Corporation is BlueStar Health, Inc.

SECOND: The following Amended and Restated Articles of Incorporation were adopted on October 25, 2007. The Amended and Restated Articles of Incorporation were adopted by a unanimous approval of the board of directors pursuant to the authority of Colorado Revised Statutes 7-110-102.

THIRD: The Articles of Incorporation shall be amended and restated to read in their entirety as follows:

                                    ARTICLE I
                                      NAME

The name of the Corporation is Bluestar Health, Inc.


                                   ARTICLE II
                               NATURE OF BUSINESS

The nature of the business of the corporation and the objects and purposes to be transacted and promoted or carried on by it are as follows:

1. To engage in the oil and gas business including but not limited to the leasing of mineral interests, exploration, drilling, producing, marketing, selling, gathering, processing, distributing, or otherwise dealing in and with petroleum, minerals, natural gas, hydrocarbons, oil shale, metals, and any other valuable substances of every kind and to establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools, equipment, and any other item or apparatus necessary to or incident to the boring or sinking of wells for production of oil, gas, and such other minerals and for mining or otherwise extracting any valuable substance from the earth; to acquire by purchase or lease interest or in any other legal manner such lands, rights -of-way, easements or other property and rights as may be necessary, useful or proper in the conduct of said business; and generally to do all other and further acts and to own, acquire, hold, use, mortgage and dispose of real and personal property as may be necessary or convenient in pursuit of the foregoing.

2. To engage in the production, development, exploration, sale, purchase or distribution of energy in any form whatsoever.

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3. To make, manufacture, alter, repair, buy, sell, distribute and deal in minerals, metals, goods, wares and merchandise of every kind in any and all materials or articles required for or useful in connection with the carrying on of business of the corporation.

4. To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the above or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties; and to have, enjoy and exercise all the rights, purposes and privileges which are now or which may hereafter be conferred upon corporations organized under the present laws of the State of Colorado or as such laws may be amended to grant any further rights, purposes and privileges.


                                   ARTICLE III
                                TERM OF EXISTENCE

The term of existence of this corporation shall be perpetual.


                                   ARTICLE IV
                                     POWERS

In furtherance of the foregoing purposes and in furtherance of the conduct of all of its business and affairs, the corporation shall have and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado and all other rights, powers and privileges of any kind whatever.


                                    ARTICLE V
                                     CAPITAL

     (a) The aggregate number of shares of common stock which the corporation shall have the authority to issue is forty million (40,000,000) shares with $0.001 par value which shall be designated as common stock. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

     (b) The aggregate number of shares of preferred stock which the corporation shall have authority to issue is ten million (10,000,000) shares of preferred stock with a par value of $0.01. No share of preferred stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

     (c) The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and

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permitted by Colorado law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by Colorado law.

     (d) Rights of Series A Convertible Preferred. Series A Convertible Preferred Shares shall have the following rights:

        (1) Series A Convertible Preferred Stock shall consist of 10,000 shares authorized and shall be referred to herein as Series A.

        (2) Series A shall have rights to dividends equivalent to the number of Common Shares into which they are convertible, payable pari passu.

        (3) Series A shares are not redeemable.

        (4) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of Preferred Stock that may from time to time come into existence, the holders of Series A shall be entitled to participate, pro rata, in any distribution of any of the assets of this corporation equivalent to the holders of Common Stock increased by the number of shares of Common Stock into which Series A is convertible.

        (5) The holders of Series A shall have voting rights equivalent to the number of Common Shares into which the Series A is convertible, voting with the holders of Common Stock as a single class. Series A holders shall be entitled to receive notice of any stockholders' meeting in accordance with the bylaws of this Corporation as are Common Stock holders.

        (6) Series A shares shall be automatically converted into Common Shares immediately upon the existence of sufficient Common Shares to permit the conversion of all outstanding Series A shares at a ratio of four thousand four hundred (4,400) shares of Common Stock for each share of Series A. No fractional shares of Common Stock shall be issued upon conversion of Series A stock, the number of shares of Common Stock issued shall be rounded down to the nearest whole share. The conversion ratio shall be subject to equitable adjustment pursuant to the terms of a Stock Purchase and Recapitalization Agreement between the Corporation and Zeon Fuel, Inc.

     (e) Rights of Series B Convertible Preferred. Series B Convertible Preferred Shares shall have the following rights:

        (1) Series B Convertible Preferred Stock shall consist of 10,000 shares authorized and shall be referred to herein as Series B.

        (2) Series B shall have rights to dividends equivalent to the number of Common Shares into which they are convertible, payable pari passu.

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        (3) Series B shares are not redeemable.

        (4) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of Preferred Stock that may from time to time come into existence, the holders of Series B shall be entitled to participate, pro rata, in any distribution of any of the assets of this corporation equivalent to the holders of Common Stock increased by the number of shares of Common Stock into which Series B is convertible.

        (5) The holders of Series B shall have voting rights equivalent to the number of Common Shares into which the Series B is convertible, voting with the holders of Common Stock as a single class. Series B holders shall be entitled to receive notice of any stockholders' meeting in accordance with the bylaws of this Corporation as are Common Stock holders.

        (6) Series B shares shall be automatically converted into Common Shares upon the later to occur of the following: (i) twelve (12) months after the date of issuance, or (ii) immediately upon the existence of sufficient Common Shares to permit the conversion of all outstanding Series B shares at a ratio of four thousand, six hundred and forty-one and thirty-eight hundredths (4,641.38) shares of Common Stock for each share of Series B. No fractional shares of Common Stock shall be issued upon conversion of Series B stock, the number of shares of Common Stock issued shall be rounded down to the nearest whole share. The conversion ratio shall be subject to equitable adjustment pursuant to the terms of a Stock Purchase and Recapitalization Agreement between the Corporation and Zeon Fuel, Inc.


                                   ARTICLE VI
                                  SHAREHOLDERS

Meetings of shareholders may be held at such time and place as the Bylaws shall provide. One-third of the shares entitled to vote or such greater percentages as provided in the Bylaws, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders.


                                   ARTICLE VII
                                     VOTING

Cumulative voting shall not be allowed in voting the shares of the capital stock of the corporation.


                                  ARTICLE VIII
                        RIGHTS OF DIRECTORS AND OFFICERS
                          TO CONTRACT WITH CORPORATION

Any of the directors or officers of this corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation either as vendor, purchaser, or Otherwise, nor shall any firm, association or corporation of which he shall be a member or in which he may be

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pecuniarily interested in any manner be disqualified. No director or officer nor any firm, association, or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its stockholders for any profit realized by him from or through any transaction or contract, it being the express purpose and intent of this article to permit this corporation to buy from, sell to, or otherwise deal with partnerships, firms or corporations of which the directors and officers of this corporation, or any one or more of them may be members, directors 'or officers, or in which they or any of them may have pecuniary interests; and the contracts of this corporation, in the absence of actual fraud, shall not be void or voidable or affected in any manner by reason of any such membership.


                                   ARTICLE IX
                                    DIRECTORS

The management and control of the affairs of this corporation shall be vested in a Board of not less than three (3) nor more than nine (9) Directors, and the Board of Directors, as from time to time constituted, shall have the right to alter the size of the Board of Directors within the limits herein prescribed.

The Board of Directors is expressly authorized to make, alter, amend and repeal such Bylaws of the corporation for the government and management of the affairs of said corporation as to them shall seem proper and necessary, and also to hold meetings beyond the limits of the State of Colorado.

The Board of Directors, by majority vote of the whole Board, may sell, lease, exchange and/or convey all of the property and assets of the corporation, including its good will, for such consideration or considerations as its Board of Directors shall deem expedient and for the best interests of the corporation, and such consideration or considerations may consist in whole or in part of shares of stock in and/or other securities of any other corporation or corporations.


                                    ARTICLE X
                        CORPORATE OPPORTUNITIES DOCTRINE

The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or any other

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member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall, not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.


                                   ARTICLE XI
                                 INDEMNIFICATION

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or of any Predecessor to this corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or of any Predecessor to this corporation, as the case may be, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contend ere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation or of any Predecessor to this corporation, as the case may be, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation or of any Predecessor to this corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or of any Predecessor to this corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or of any Predecessor to this corporation, as the case may be; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation or of any Predecessor, to this corporation, as the case may be, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c) To the extent that a director, officer, employee, fiduciary or agent of the corporation or of any Predecessor to this corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B)

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of this Article XI or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under (A) or (B) of this Article XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(e) Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or
(D) of this Article XI upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article XI.

(f) The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in hi's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article XI.

(h) The corporation shall indemnify any director, officer, employee, fiduciary or agent of the corporation or of any Predecessor to this corporation in any dispute arising prior to the adoption of this Article XI by the shareholders under the terms and conditions of the indemnification provisions set forth above.

(i) For purposes of this Article XI, the term "Predecessor" shall mean Taurus Oil Corporation, Methane Gas Company, Inc., and any partnership, joint ventures or other entities in which Taurus Oil Corporation or Methane Gas Company, Inc. served as a general partner, joint venturer or owner of 10% or more of the ownership interests of such entity.

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                                   ARTICLE XII
                                PREEMPTIVE RIGHTS

No holder of shares of the common stock of the corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued or treasury stock of any class or to any other securities which the corporation may now or hereafter be authorized to issue. The Board of Directors of the corporation, however, in its discretion by resolution, may determine that any unissued or treasury stock or securities of the corporation shall be offered for subscription solely to the holders of the common stock, which the corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said Board in its discretion may determine.

The Board of Directors may cause the corporation to enter into agreements with other persons restricting the transfer of any shares whether by giving the corporation or any other person a "first right of refusal" to purchase the shares, and the Board of Directors may also restrict the transfer of shares by making them redeemable or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Colorado. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the corporation.

The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

In consideration of the issue by the corporation, and the purchase by the holders thereof, of shares of the capital stock of the corporation, each and every present and future holder of shares of the capital stock of the corporation shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this
Article XII.

                                            Bluestar Health, Inc.



                                            /s/  Richard M. Greenwood
                                            -----------------------------------
                                                 Richard M. Greenwood,
                                                 President & Secretary



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